Exhibit 99
Pall Corporation Sales Up 18.3% In Third Quarter
East Hills, NY (May 28, 2008) — Pall Corporation (NYSE: PLL) today reported strong sales for its third quarter which ended April 30, 2008. Full results will be released on June 9 after the market closes.
Sales Overview
Sales for the quarter were $661.7 million, an increase of 18.3% compared with the third quarter last year. Sales for the nine months ended April 30, 2008 were approximately $1.8 billion, up 15.3% compared with the nine months ended April 30, 2007.
In local currency (“LC”), sales increased $53.5 million, or 9.6%, in the quarter and $132.2 million, or 8.3%, for the nine months.
Eric Krasnoff, Chairman and CEO, stated, “Sales growth was broad-based across markets and geographies. Over two-thirds of our revenue is now generated outside the U.S. System sales were particularly strong with an increase of 66% and represent 12% of total sales in the quarter. Pall’s Total Fluid ManagementSM capability is clearly resonating with customers.”
Life Sciences — Third Quarter Sales Highlights
(Dollar Amounts in Thousands)

Sales:	APR. 30, 2008	% CHANGE	% CHANGE IN LC
Medical	$124,555	2.1	(2.9)
BioPharmaceuticals	128,441	19.9	9.9

Total Life Sciences segment	$252,996	10.5	3.1

Within Life Sciences, sales in BioPharmaceuticals increased almost 10% with growth in consumables exceeding 6%. Consumable sales were particularly strong in Europe. This was aided by increased production of vaccines and the expansion of biotech capacity in Europe. Biotech investment continues to be strong in the U.S. and is beginning to ramp up in Europe and Asia.
As expected, Medical sales decreased just under 3% on lower Blood Filtration sales. Sales of other products within the Medical portfolio, including hospital water filters and disposable systems for cell therapy applications, posted solid results. Sales of laboratory products increased near double-digits.

Industrial — Third Quarter Sales Highlights
(Dollar Amounts in Thousands)

Sales:	APR. 30, 2008	% CHANGE	% CHANGE IN LC
General Industrial	$252,253	30.5	19.1
Aerospace and Transportation	79,143	26.8	20.1
Microelectronics	77,288	3.5	(4.0)

Total Industrial segment	$408,684	23.7	14.1

Pall Industrial delivered a very strong quarter. Every market within General Industrial reported double-digit sales increases. Growth in Municipal Water and Food and Beverage was particularly robust. Systems sales, which are concentrated within General Industrial, grew close to 60%. The installed base of systems within these markets helped to drive consumable sales growth of nearly 10%. The combination of strong system and consumable sales is the goal of Pall’s Total Fluid Management strategy.
Within Aerospace and Transportation, Commercial Aerospace sales grew 16% driven by strong after-market demand and increased sales to airframe manufacturers. Military sales increased about 31% driven by helicopter upgrade projects in the U.S. and military water systems in Asia.
Microelectronics sales were down 4% as the cyclical downturn in the semiconductor market continues. Our macroelectronics market continued to grow along with demand for high-tech consumer electronics.
Conclusion
Mr. Krasnoff concluded, “We are pleased with our sales progress and look forward to issuing full third quarter results.”
Third Quarter Earnings Release and Conference Call
The Company will report full third quarter fiscal year 2008 earnings results on Monday, June 9, 2008, after the market closes.
A conference call to review the Company’s results, market trends and future outlook will be broadcast live over the Internet at 8:30 am ET on Tuesday, June 10, 2008. Eric Krasnoff, Chairman and CEO; and Lisa McDermott, CFO, will host the call.
The call will be webcast and individuals can access it at www.pall.com/investor. Listening to the webcast requires audio speakers and Microsoft Windows Media Player software. The webcast will be archived for 30 days. The webcast will be archived for 30 days. Investors can also subscribe to the RSS feed to be notified of Pall’s upcoming investor event schedule at www.pall.com/rss.

About Pall Corporation
Pall Corporation is the global leader in the rapidly growing field of filtration, separation and purification. Pall is organized into two businesses: Life Sciences and Industrial. These businesses provide leading-edge products to meet the demanding needs of customers in biotechnology, pharmaceutical, transfusion medicine, energy, electronics, water purification, aerospace, transportation and broad industrial markets. Total revenues for fiscal year 2007 were $2.2 billion. The Company is headquartered in East Hills, New York and has extensive operations around the world. For more information visit Pall at http://www.pall.com.
Forward-Looking Statements
The matters discussed in this release contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this release and in the Company’s other written and oral reports are based on current Company expectations and are subject to risks and uncertainties, which could cause actual results to differ materially. All statements regarding future performance, earnings projections, earnings guidance, management’s expectations about its future cash needs and effective tax rate, and other future events or developments are forward-looking statements. Such risks and uncertainties include, but are not limited to: risks relating to the Company’s restatement of prior period financial statements, including the risks associated with the pending IRS audit and pending SEC and Department of Justice investigations and litigation proceedings; risks associated with the Company’s planned cash management initiatives, which may result in changes in the Company’s effective tax rate; changes in product mix and product pricing may affect the Company’s operating results particularly as the systems business expands in which significantly longer sales cycles are experienced with less predictable revenue and profitability and less certainty of future revenue streams from related consumable product offerings and services; increases in costs of manufacturing and operating costs, including energy and raw materials; the Company’s ability to achieve the savings anticipated from its cost reduction and margin improvement initiatives including the timing of completion of its facilities rationalization initiative; fluctuations in foreign currency exchange rates and interest rates; regulatory approval or market acceptance of new technologies; changes in demand for the Company’s products and business relationships with key customers and suppliers including delays or cancellations in shipments; success in enforcing patents and protecting proprietary products and manufacturing techniques; risks associated with the completion or integration of acquisitions; domestic and international competition; and global and regional economic conditions, including particularly the impact of current challenging conditions in the United States that may also have global implications; and legislative, regulatory and political developments. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them. You should carefully consider these factors as well as the additional risk factors outlined in more detail in our most recent Annual Report on Form 10-K under Item 1A, Risk Factors, and in other filings the Company makes with the Securities and Exchange Commission.
Management uses certain non-GAAP measurements to assess the Company’s current and future financial performance. The non-GAAP measurements do not replace the presentation of Pall’s GAAP financial results. These measurements provide supplemental information to assist management in analyzing the Company’s financial position and results of operations. The Company has chosen to provide this information to facilitate meaningful comparisons of past, present and future operating results and as a means to emphasize the results of ongoing operations.

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY MARKET AND GEOGRAPHY
(Unaudited)
(Dollar Amounts in Thousands)

					EXCHANGE	% CHANGE
					RATE	IN LOCAL
THIRD QUARTER ENDED	APR. 30, 2008	APR. 30, 2007	% CHANGE		IMPACT	CURRENCY
			|—	————	Increase/(Decrease)	————— |
Life Sciences
By Market:
Medical	$124,555	$121,934		2.1	$6,182	(2.9)
BioPharmaceuticals	128,441	107,110		19.9	10,715	9.9

Total Life Sciences	$252,996	$229,044		10.5	$16,897	3.1

By Geography:
Western Hemisphere	$95,387	$97,419		(2.1)	$439	(2.5)
Europe	125,068	102,934		21.5	13,240	8.6
Asia	32,541	28,691		13.4	3,218	2.2

Total Life Sciences	$252,996	$229,044		10.5	$16,897	3.1

Industrial
By Market:
General Industrial	$252,253	$193,231		30.5	$22,102	19.1
Aerospace and Transportation	79,143	62,417		26.8	4,202	20.1
Microelectronics	77,288	74,655		3.5	5,619	(4.0)

Total Industrial	$408,684	$330,303		23.7	$31,923	14.1

By Geography:
Western Hemisphere	$108,621	$93,811		15.8	$876	14.9
Europe	170,688	128,279		33.1	19,261	18.1
Asia	129,375	108,213		19.6	11,786	8.7

Total Industrial	$408,684	$330,303		23.7	$31,923	14.1

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY MARKET AND GEOGRAPHY
(Unaudited)
(Dollar Amounts in Thousands)

					EXCHANGE	% CHANGE
					RATE	IN LOCAL
NINE MONTHS ENDED	APR. 30, 2008	APR. 30, 2007	% CHANGE		IMPACT	CURRENCY
			|—	————	Increase/(Decrease)	—————	|
Life Sciences
By Market:
Medical	$360,004	$345,051		4.3	$14,877	0.0
BioPharmaceuticals	352,086	288,930		21.9	24,890	13.2

Total Life Sciences	$712,090	$633,981		12.3	$39,767	6.0

By Geography:
Western Hemisphere	$278,286	$271,056		2.7	$1,197	2.2
Europe	343,561	282,855		21.5	31,866	10.2
Asia	90,243	80,070		12.7	6,704	4.3

Total Life Sciences	$712,090	$633,981		12.3	$39,767	6.0

Industrial
By Market:
General Industrial	$692,947	$565,279		22.6	$51,295	13.5
Aerospace and Transportation	216,415	183,484		17.9	10,398	12.3
Microelectronics	226,982	220,821		2.8	11,181	(2.3)

Total Industrial	$1,136,344	$969,584		17.2	$72,874	9.7

By Geography:
Western Hemisphere	$304,530	$279,726		8.9	$2,622	7.9
Europe	452,456	379,399		19.3	44,943	7.4
Asia	379,358	310,459		22.2	25,309	14.0

Total Industrial	$1,136,344	$969,584		17.2	$72,874	9.7

Contact:
Pall Corporation
Patricia Iannucci
V.P. Investor Relations & Corporate Communications
Telephone: 516-801-9848
Email: piannucci@pall.com